Exhibit (a)(5)(B)

Note:	The following are unofficial English translations of the Hebrew Acceptance Notice and Share Transfer Deed that were published in Israel pursuant to Israeli law. The originals of these documents, written in Hebrew, are the exclusive legally binding versions and the Company (as defined below) assumes no liability for any of the statements or representations made in this translation.

[FORM OF NOTICES]

NOTICE OF ACCEPTANCE OF AN UNLISTED HOLDER

In Accordance With the Securities Regulations (Tender Offer), 2000

To:

AudioCodes Ltd.

Via TASE member - ______________ Ltd.

Dear Sir or Madam:

Re: (Self) Tender Offer of AudioCodes Ltd. (the “Company") Ordinary Shares

Whereas, in accordance with the Schedule (Offer to Purchase) dated June 16, 2016 published by the Company or any amendment thereto (the “Schedule”), the Company has put forth a (self) tender offer to purchase up to 3,000,000 ordinary shares, at nominal (par) value of NIS 0.01 per share, of the Company (“Ordinary Shares”);

And whereas, I own and hold, through the TASE member, in Deposit No. _____________ at branch No. _____________, of _____________ Bank, Ordinary Shares of the Company, and I wish to respond positively to the tender offer of the Company included in the Schedule and in accordance with the tender offer terms and conditions;

Therefore, I hereby notify you as follows:

1.	I respond positively to the Company's tender offer included in the Schedule with respect to _____________ Ordinary Shares I own.

2.	This notice should be considered acceptance by an Unlisted Holder as defined in Section 3 of the Schedule (PROCEDURES FOR TENDERING SHARES - Tenders to the Israeli Depositary) and an undertaking to transfer the Ordinary Shares.

3.	I hereby declare and undertake that the Ordinary Shares are free of any lien, seizure, debt, encumbrance or any third party right on the date of giving this notice of acceptance, and that these Ordinary Shares will be in that condition on the date of their transfer to the Company in accordance with the Schedule. I am aware that a precondition for the purchase of the Ordinary Shares by the Company and payment of their consideration in accordance with the Schedule is the correctness of this declaration.

4.	Please transfer the consideration for the above Ordinary Shares to my abovementioned account.

Date	Full Name	I.D. / Company No.	Signature / Co. Seal

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NOTICE OF ACCEPTANCE OF A TASE MEMBER

In Accordance With the Securities Regulations (Tender Offer), 2000

To:	AudioCodes Ltd. Via the Offer Coordinator - Mizrahi Tefahot Bank, Ltd.

Dear Sir or Madam:

Re: (Self) Tender Offer of AudioCodes Ltd. (the “Company") Ordinary Shares

Whereas, in accordance with the Schedule (Offer to Purchase) dated June 16, 2016 published by the Company or any amendment thereto (the “Schedule”), the Company has put forth a (self) tender offer to purchase up to 3,000,000 ordinary shares, at nominal (par) value of NIS 0.01 per share, of the Company (“Ordinary Shares”);

And whereas we received notices of acceptance for the tender offer in respect of a total of _____________ Ordinary Shares from their unlisted holders and owners;

It is hereby given an Acceptance Notice of TASE Member as specified in Section 3 of the Schedule (PROCEDURES FOR TENDERING SHARES - Tenders to the Israeli Depositary), and an undertaking to transfer the abovementioned Ordinary Shares free of any lien, seizure, debt, encumbrance or any third party right on the date of giving this notice of acceptance, and that these Ordinary Shares will be in that condition on the date of their transfer to the Company in accordance with the Schedule. We are aware that a precondition for the purchase of the Ordinary Shares by the Company and payment of their consideration in accordance with the Schedule is the correctness of this declaration.

Please transfer the consideration for the above Ordinary Shares to our account at the TASE clearing house.

Date	TASE Member Name	TASE Member No.	Seal and Signature

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NOTICE OF ACCEPTANCE OF A LISTED HOLDER

In Accordance With the Securities Regulations (Tender Offer), 2000

To:	AudioCodes Ltd. Via the Offer Coordinator - Mizrahi Tefahot Bank, Ltd.

Dear Sir or Madam:

Re: (Self) Tender Offer of AudioCodes Ltd. (the “Company") Ordinary Shares

Whereas, in accordance with the Schedule (Offer to Purchase) dated June 16, 2016 published by the Company or any amendment thereto (the “Schedule”), the Company has put forth a (self) tender offer to purchase up to 3,000,000 ordinary shares, at nominal (par) value of NIS 0.01 per share, of the Company (“Ordinary Shares”);

And whereas, I am the owner of / hold power of attorney for transactions in respect of [delete as appropriate] _____________ Ordinary Shares of the Company marked from Serial No. _____________ to Serial No. _____________ inclusive, registered in the Company's registry of shareholders in the name of _____________ ("Registered Shares"), and express my wish to respond positively to the Company's tender offer included in the Schedule and in accordance with the terms and conditions of the tender offer;

Therefore, I hereby notify you as follows:

1.	It is hereby given a notice of acceptance of a Listed Holder as defined in Section 3 of the Schedule (PROCEDURES FOR TENDERING SHARES - Tenders to the Israeli Depositary), and an undertaking to transfer _____________ (*) Registered Shares in accordance with the Share Transfer Deed attached to this notice, all in accordance with the abovementioned tender offer Schedule. Said Registered Shares I hold / held by notarized proxy which was presented to the offer coordinator [delete as appropriate] and a copy of which, certified by a notary public / my attorney [delete as appropriate], is attached to this notice of acceptance.

2.	I declare and undertake that these Registered Shares are free of any liens, seizure, debt, encumbrance or any third party right on the date of giving this notice of acceptance, and that they will be in that condition on the date of their transfer to the Company in accordance with the Schedule. I am aware that a precondition for the purchase of the Ordinary Shares by the Company and payment of their consideration in accordance with the Schedule is the correctness of this declaration.

3.	Please transfer the consideration with respect to these Registered Shares to account No. _____________ at _____________ Bank, Branch _____________ (Branch No. _____________).

Attached:

1.	Share Transfer Deed for the Registered Shares;
2.	Share certificate/s for the Registered Shares;
3.	A certified copy of a notarized power of attorney (where relevant);
4.	Approval from the assessment officer to withholding tax at source at a reduced rate or an exemption from withholding tax at source or the amount of real capital gain from the sale of the Shares, as applicable (where relevant);
5.	In the case that the Listed Holder is a corporation, an attorney or accountant certification is attached as regards to the authority of the signatories on behalf of the corporation to sign a Notice of Acceptance and Shares Transfer Deed and carry out the transfer of the Shares.

Date	Full Name	I.D. / Company No.	Signature / Co. Seal

Address

*	Insert here the maximum number of Registered Shares in respect of which this notice of acceptance is given, i.e. the full amount of shares registered in the Company's shareholder registry in the name of the holder, or a smaller amount, as the holder wishes.

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TRANSFER DEED OF ORDINARY SHARES OF AUDIOCODES LTD. BY A LISTED HOLDER

I/We the undersigned, _____________, I.D. No./Company No. _____________, of _____________ Street No. _____________ in _____________ ("Transferee"), in consideration of NIS _____________, to be paid to me/us by AudioCodes Ltd. (the "Company"), hereby transfer to the Company _____________ Ordinary Shares, at nominal (par) value of NIS 0.01 per share, marked from Serial No. _____________ to _____________ inclusive (in certificate(s) No(s). _____________), to the hands of the Company, its legal proxies and recipients of transfers on its behalf, in accordance with all the terms and conditions by which I/we held them at the time of signing this deed.

And I, the receiver of the transfer, agree to accept the above Shares in accordance with the above terms and conditions.

In witness whereof we have affixed our signatures in _____________, on _____________, 2016.

AudioCodes Ltd.	The Transferor

By:	Name:
Office:	By:
Office:

Witness to Receiver of the Transfer	Witness to the Transferor Signature
Name: _________________________	Name: _________________________

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